UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2005

                        Patient Safety Technologies, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                811-05103                   13-3419202
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

              100 Wilshire Blvd., Ste. 1500, Santa Monica, CA 90401
               (Address of principal executive offices) (zip code)

                                 (310) 752-1416
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

      On June 30, 2005, Patient Safety Technologies, Inc. (the "Company") appointed Philip Gatch as the Company's Chief Technology Officer.

      On July 1, 2005, Mr. Gatch was appointed Chief Technology Officer of Digicorp, a Utah corporation whose common stock is quoted on the OTC Bulletin Board. Since May 12, 2005, Mr. Gatch has been a 50% owner and President of Cinapse Digital Media, LLC, a company that operates a production and post-production media content facility. The Company owns the other 50% of Cinapse Digital Media, LLC. From September 2003 to June 2005, Mr. Gatch was Director of Technical Services of The DR Group. From February 2002 to April 2003, Mr. Gatch was Director of Research and Development for Media.net. From 1999 to 2002, Mr. Gatch was Director of Research and Development for Digital Entertainment Solutions.

      On May 12, 2005, the Company purchased certain assets from Mr. Gatch for use in a production and post-production media content facility (the "Production Assets"). As consideration for the Production Assets the Company issued Mr.
Gatch: (1) 17,241 shares of the Company's common stock; and (2) warrants to purchase 8,621 shares of the Company's common stock with a three-year term and an exercise price of $5.80 per share. Also on May 12, 2005, the Company contributed the Production Assets to Cinapse Digital Media, LLC and entered into an operating agreement with Mr. Gatch for the operation of Cinapse Digital Media, LLC. Under the operating agreement, the Company and Mr. Gatch each own 50% of the membership interests of Cinapse Digital Media, LLC. The Company is the sole managing member of Cinapse Digital Media, LLC. The profits and losses of Cinapse Digital Media, LLC are allocated to the Company and Mr. Gatch in proportion with their membership interests. Mr. Gatch also acts as President of Cinapse Digital Media LLC, for which he is paid a salary of $100,000 per year.

      Except for the sale of the Production Assets to the Company and the operating agreement of Cinapse Digital Media, LLC, there was no transaction during the last two years, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Gatch had or is to have a direct or indirect material interest. There are no family relationships between Mr. Gatch and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. The Company does not currently have an employment agreement in effect for the employment of Mr. Gatch.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Patient Safety Technologies, Inc.


Dated: July 7, 2005                    By:  /s/ Milton Ault
                                           -------------------------------------
                                           Name:   Milton "Todd" Ault, III
                                           Title:  Chief Executive Officer

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